Exhibit 10.2

Execution Copy

(Multicurrency – Cross Border)

ISDA®

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of August 25, 2005

SWISS RE FINANCIAL PRODUCTS CORPORATION	and	ACCREDITED MORTGAGE LOAN TRUST 2005-3
(“Party A”)		(“Party B”)

have entered and/or anticipate entering into one of more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows: —

1.	Interpretation

(a) Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

(b) Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

(c) Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

2.	Obligations

(a) General Conditions.

(i) Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

(ii) Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

(iii) Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

Copyright © 1992 by International Swap Dealers Association, Inc.	ISDA	® 1992

value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

SWISS RE FINANCIAL PRODUCTS	ACCREDITED MORTGAGE LOAN TRUST 2005-3
CORPORATION	By: U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

By	By
Name:	Name:
Title:	Title:
Date:	Date:

ISDA® 1992

Execution Copy

SCHEDULE

to the

MASTER AGREEMENT

dated as of August 25, 2005

between

SWISS RE FINANCIAL PRODUCTS CORPORATION,

a corporation organized

under the laws of Delaware

(“Party A”),

and

ACCREDITED MORTGAGE LOAN TRUST 2005-3,

a statutory trust organized

under the laws of Delaware

(“Party B”).

Part 1. Termination Provisions.

(a) “Specified Entity” means in relation to Party A for the purpose of:

Section 5(a)(v), Not Applicable.

Section 5(a)(vi), Not Applicable.

Section 5(a)(vii), Not Applicable.

Section 5(b)(iv), Not Applicable.

and in relation to Party B for the purpose of:

Section 5(a)(v), Not Applicable.

Section 5(a)(vi), Not Applicable.

Section 5(a)(vii), Not Applicable.

Section 5(b)(iv), Not Applicable.

(b) “Specified Transaction” shall have the meaning specified in Section 14 of this Agreement.

(c) The “Breach of Agreement” provisions of Section 5(a)(ii) will not apply.

(d) The “Credit Support Default” provisions of Section 5(a)(iii) will apply to Party A and will not apply to Party B.

(e) The “Misrepresentation” provisions of Section 5(a)(iv) will not apply.

(f) (i) With respect to Party A only, Section 5(a)(vi) is hereby amended by deleting in the seventh line thereof the words “, or becoming capable at such time of being declared,”.

(ii)	The “Cross Default” provisions of Section 5(a)(vi) will apply to Party A, but not to Party B.

(iii)	If such provisions apply:

“Specified Indebtedness” will have the meaning specified in Section 14.

“Threshold Amount” means with respect to Party A U.S. $100,000,000 or its equivalent in another currency.

(g) With respect to Party B only, Section 5(a)(vii)(2) is hereby amended as follows:

“(2) becomes insolvent or is unable to pay its debts (other than payments due to holders of its subordinate notes) or fails or admits in writing its inability generally to pay its debts (other than payments to holders of its subordinate notes) as they become due”

(h) The “Merger without Assumption” provisions of Section 5(a)(viii) will apply to Party A and will not apply to Party B.

(i) The “Credit Event Upon Merger” provisions of Section 5(b)(iv) will not apply.

(j) The “Automatic Early Termination” provisions of Section 6(a) will not apply.

(k) Payments on Early Termination. For the purpose of Section 6(e):

(i)	Market Quotation will apply.

(ii)	The Second Method will apply.

(l) “Termination Currency” means U.S. Dollars.

(m) The “Additional Termination Event” provisions of Section 5(b)(v) will apply as set forth in Part 5(n) hereof.

(n) The “Default under Specified Transaction” provisions of Section 5(a)(v) will not apply.

(o) The “Tax Event” provisions of Section 5(b)(ii) will apply to Party A and will not apply to Party B.

(p) The “Tax Event Upon Merger” provisions of Section 5(b)(iii) will apply to Party A and will not apply to Party B.

Part 2.  Tax Representations.

(a) Payer Representations. For purposes of Section 3(e) of this Agreement, Party A and Party B each make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement, and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on subclause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) by reason of material prejudice to its legal or commercial position.

(b) Party A Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A makes the following representations:

(i)	It is a “U.S. payee” within the meaning of Treasury Regulation Section 1.1441-5(b).

(ii)	It is a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

(c) Party B Payee Representations. For the purpose of Section 3(f) of this Agreement, Party B makes the following representation:

(i)	It is a trust created under an agreement governed by Delaware law.

Part 3.  Agreement to Deliver Documents.

For the purpose of Section 4(a), each party agrees to deliver the following documents, as applicable:

(a) Tax forms, documents, or certificates to be delivered are:

Party A agrees to complete, execute, and deliver to Party B, United States Internal Revenue Service Form W-9 or any successor of such form: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party B; and (iii) promptly upon learning that any such forms previously provided by Party A has become obsolete or incorrect.

Party B agrees to complete, execute, and deliver to Party A, United States Internal Revenue Service Form W-9 or any successor of such forms: (i) on a date which is before the first scheduled payment date under this Agreement; (ii) promptly upon reasonable demand by Party A; and (iii) promptly upon learning that any such forms previously provided by Party B has become obsolete or incorrect.

(b) Other documents to be delivered are:

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A	Guaranty dated as of August 25, 2005 by Swiss Reinsurance Company (the “Guaranty”),	At execution of this Agreement	Yes

Party A	Most recently prepared annual balance sheet of Party A	As soon as possible following request of Party B	Yes

Party A	Legal opinions with respect to Party A	At execution of this Agreement	No

Party A and Party B	Incumbency certificate or other documents evidencing the authority, incumbency and specimen signature of each person executing this Agreement, any Credit Support Document or any Confirmation, as the case may be.	At execution of this Agreement	Yes

Party B	Servicer Remittance Reports	Promptly upon becoming available	Yes

Party required to deliver document	Form/Document/ Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party B	Legal opinion with respect to Party B	At execution of this Agreement	No

Party B	An executed copy of the Indenture, dated as of August 1, 2005, between Party B and LaSalle Bank National Association (the “Indenture”)	Within 30 days after the date of this Agreement	No

Part 4. Miscellaneous.

(a) Addresses for Notices. For the purpose of Section 12(a): Address for notices or communications to Party A:

Address:	Swiss Re Financial Products Corporation 55 East 52nd Street New York, New York 10055

Attention:	Head of Operations

Facsimile No.:	(212) 317-5335

With a copy to:

Address:	Swiss Re Financial Products Corporation 55 East 52nd Street New York, New York 10055

Attention:	Head of Legal

Facsimile No.	(212) 317-5474

Address for notices or communications to Party B:

Address:	Accredited Home Lenders 15090 Avenue of Sciences, Suite 200, San Diego, CA 92128

Attention:	John Tull, CPA

Facsimile No.:	(858) 676-8110

With a copy to U.S. Bank Trust National Association

Address:	209 South LaSalle Street, Suite 300 Chicago, IL 60604

Attention:	Corporate Trust Services

Facsimile No.:	(312) 325-8905

Telephone No.:	(312) 325-8902

With a copy to LaSalle Bank National Association:

Address:	135 S. LaSalle Street Suite 1625 Chicago, Illinois 60603

Attention:	Global Securities and Trust Services Group – Accredited Mortgage Loan Trust 2005-3

Facsimile: Telephone No.:	(312) 904-1368 (312) 904-0351

(b) Process Agent. For the purpose of Section 13(c):

Party A appoints as its Process Agent: Not Applicable

Party B appoints as its Process Agent: Not Applicable

With a copy to:

Address:	Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041-0003

Attention:	Residential Mortgage Surveillance Group

Facsimile:	212-438-2652

With a copy to:

Address:	Moody’s Investors Service, 99 Church Street, New York, New York 10007

Attention:	Keith Wofford

Facsimile:	212-553-4773

With a copy to:

Address:	Dominion Bond Rating Service Inc., 55 Broadway, Suite 1502, New York, New York 10006

Attention:	Quincy Tang

Facsimile:	212-635-3278

(c) Offices; Multibranch Parties.

(i)	The provisions of Section 10(a) will be applicable.

(ii)	For the purpose of Section 10(c):

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(d) Calculation Agent. The Calculation Agent is Party A.

(e) Credit Support Document. Details of any Credit Support Document.

(i)	With respect to Party A, (A) the Support Agreement, (B) the Guaranty and (C) any Credit Support Annex that may be entered into in connection with any of the events described in Part 5(n)(ii) of this Schedule.

(ii)	With respect to Party B, the Indenture.

Each Credit Support Document is incorporated by reference into and constitutes part of this Agreement and each Confirmation as if set forth in full in this Agreement or such Confirmation.

(f) Credit Support Provider.

(i)	Credit Support Provider means in relation to Party A, Swiss Reinsurance Company.

(ii)	Credit Support Provider means in relation to Party B, Not Applicable.

(g) Governing Law. This Agreement and each Confirmation will be governed by, and construed and enforced in accordance with, the substantive law of the State of New York, without reference to its choice of law doctrine.

(h) Jurisdiction. Section 13(b) is hereby amended by: (i) deleting in the second line of subparagraph (i) thereof the word “non-”; and (ii) deleting the final paragraph thereof.

(i) Netting of Payments. Subparagraph (ii) of Section 2(c) will apply to Transactions with effect from the date of this Agreement.

(j) “Affiliate” will have the meaning specified in Section 14; provided, however, that for purposes of Section 3(c), such term shall only refer to any Credit

Support Provider of the party and/or any party that is a Specified Entity for Bankruptcy and shall apply to Party A only. Party B shall be deemed to have no Affiliates.

Part 5. Other Provisions.

(a) Accuracy of Specified Information. With respect to Party A, Section 3(d) is hereby amended by adding in the third line thereof after the word “respect” and before the period the words “or, in the case of audited or unaudited financial statements or balance sheets, a fair presentation of the financial condition of the relevant person.”

(b) Transfer. Section 7 is hereby amended by:

(i)	adding in the third line thereof after the word “party,” the words “which consent shall not be unreasonably withheld or delayed” and adding in the third line thereof after the clause “that: -” the words “provided” that the Rating Agency Condition is satisfied;

(ii)	adding in the second line of subparagraph (a) thereof after the words “assets to,” the words “or reorganization, incorporation, reincorporation, reconstitution, or reformation into or as”;

(iii)	deleting at the end of subparagraph (a) thereof the word “and”;

(iv)	deleting in the second line of subparagraph (b) thereof the period and replacing it with “; and”;

(v)	adding after subparagraph (b) thereof the following subparagraph (c):

(c) in addition to, and not in lieu of, the preceding transfer rights, Party A may, without recourse by Party B or Party A’s transferee to or against Party A, transfer this Agreement, in whole, but not in part, to any of Party A’s Affiliates or any of the Affiliates of Swiss Reinsurance Company pursuant to documentation prepared by Party A, provided that:

(i)	either (A) such transferee must have a long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) by S&P and Moody’s which are equal to or greater than the comparable long-term, unsecured, unsubordinated debt obligation ratings or financial program ratings (or other similar ratings) of Party A immediately prior to such transfer, or (B) the obligations transferred to such transferee must be guaranteed by Party A pursuant to a guaranty in substantially the form of the Guaranty of the Credit Support Provider or other agreement or instrument consented to by Party B or other agreement or instrument mutually agreed upon by both parties and satisfactory to S&P;

(ii)	the transferee will not, as a result of such transfer, be required to withhold or deduct on account of a Tax under Section 2(d)(i) on the next succeeding Scheduled Payment Date an amount in excess of that which Party A would have been required to so withhold or deduct on the next succeeding Scheduled Payment Date in the absence of such transfer unless the transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) in respect of such excess;

(iii)	an Event of Default or a Termination Event does not occur as a result of such transfer;

(iv)	the Rating Agency Condition is satisfied. With respect to the results described in subclause (ii) above, Party A will cause the transferee to make, and Party B will make, such reasonable Payer Tax Representations and Payee Tax Representations as may be mutually agreed upon by the transferee and Party B in order to permit such parties to determine that such results will not occur upon or after the transfer;

(v)	Party A agrees to transfer only to a transferee in a jurisdiction, which it is aware is a “netting” jurisdiction, that is in which, by opinion of counsel published by ISDA, netting under this Agreement shall be enforceable; and

(vi)	Party A will be responsible for any costs or expenses incurred in connection with such transfer.

(vi)	adding at the end of Section 7 the following sentence:

Except as may otherwise be stated in Section 7(c) hereof or in the documentation evidencing a transfer, a transfer of all of the obligations of Party A made in compliance with this Section will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(c) Set-Off. Without affecting the provisions of this Agreement requiring the calculation of certain net payment amounts, as a result of an Event of Default or

Termination Event or otherwise, all payments under this Agreement will be made without setoff or counterclaim.

(d) Reference Market-makers. The definition of “Reference Market-makers” in Section 14 is hereby amended by adding in the fourth line thereof after the word “credit” the words “or to enter into transactions similar in nature to Transactions”.

(e) Procedures for Entering into Transactions. On or promptly following the Trade Date or other transaction date of each Transaction, Party A will send to Party B a Confirmation. Party B will promptly thereafter request any correction of such Confirmation (indicating how it believes the terms of such Confirmation should be correctly stated and such other terms which should be added to or deleted from such Confirmation to make it correct).

(f) Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6, or 13 (or any definition or provision in Section 14 to the extent it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

(g) Waiver of Right to Trial by Jury. Each party hereby irrevocably waives, to the fullest extent permitted by applicable law, any right it may have to trial by jury in respect of any suit, action or proceeding relating to this Agreement.

(h) Credit Support Default. Subparagraph (3) of Section 5(a)(iii) is hereby amended by adding in the second line thereof after the word “Document” and before the semicolon the words “(or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf).”

(i) Additional Representations. Section 3 is hereby amended by adding the following additional subsections:

(i)	No Agency. It is entering into this Agreement and each Transaction as principal (and not as agent or in any other capacity, fiduciary or otherwise).

(ii)	Eligible Contract Participant. It is an “eligible contract participant” as defined in the U.S. Commodity Exchange Act.

(iii)	No Reliance. In connection with the negotiation of, the entering into, and the confirming of the execution of, this Agreement and each Transaction: (i) the other party is not acting as a fiduciary or financial or investment advisor for it; (ii) it is not relying upon any representations (whether written or oral) of the other party other than the representations expressly set forth in this Agreement; and (iii) it has consulted with its own legal, regulatory, tax, business, investment, financial, and accounting advisors to the extent it has deemed necessary, and it has made its own investment, hedging, and trading decisions based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party.

(j) Consent to Assignment. Notwithstanding Section 7 of this Agreement, Party A hereby acknowledges and consents to the assignment of this Agreement, solely for security purposes for the benefit of the Noteholders, by Party B to LaSalle Bank National Association, as trustee (the “Indenture Trustee”) under the Indenture. The Indenture Trustee shall not be deemed to be a party to this Agreement; provided, however, that the Indenture Trustee, acting on behalf of the Noteholders, shall have the right to enforce this Agreement, including the terms of Part 5(n), against Party A. Party A shall be entitled to rely on any notice or communication from the Indenture Trustee to that effect; provided, further, that any such notice shall be in writing and delivered to Party A in accordance with Section 12 hereof. Party A shall be entitled to assume the authenticity of any such notice and shall have no obligation to verify the accuracy of any facts asserted therein and shall be entitled to reasonably rely on the apparent authority of the sender thereof. Party B hereby indemnifies Party A against any losses, costs, claims or liabilities arising from Party A’s reliance on any such notice and Party A shall be released from any further obligations to Party B with respect to the rights transferred to the Indenture Trustee (for so long as Party A has fulfilled its obligations hereunder to the Indenture Trustee). Notwithstanding any provision to the contrary contained herein, the parties acknowledge that the indemnity contained in this Part 5(j) shall be considered an accrued and unpaid expense of the Trustee (reimbursable to Party A) (which expense shall be payable with Interest Proceeds under Section 5.07(i) of the Indenture and not as a payment due to a Swap Provider under the Swap Agreement) and is only due to the extent funds are available for the payment thereof in accordance with the priority of payments described in Article VIII of the Indenture.

(k) Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly, accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the counterparty; (iv) the terms of the Notes and the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any prospectus or prospectus supplement for the Notes and the Certificates, the Sale and Servicing Agreement, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Notes and the Certificates; (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence except for those matters specifically identified in this Agreement.

(l) No Recourse. The Notes represent the non-recourse obligations of Party B only and the Certificates represent an equity interest in Party B only and each of the foregoing does not represent an interest in or obligation of Party A, and no recourse may be had by the holders of the Notes and the Certificates against Party A or its assets with respect to the Notes and the Certificates and/or this Agreement.

(m) Indemnifiable Tax. Party A agrees that Party B will not be required to pay any additional amounts pursuant to Section 2(d)(i)(4) of the Agreement in respect of an Indemnifiable Tax. If Party A is required to pay additional amounts in respect of a withholding tax pursuant to Section 2(d)(i)(4) of this Agreement, Party A may transfer this Agreement, subject to satisfaction of the Rating Agency Condition, as provided in Section 6(b)(ii) of this Agreement and such transfer shall not require the consent of Party B to the extent it is in conformance with the provisions of Section 7(c), as amended herein.

(n) Additional Termination Events.

(i)	It shall be an Additional Termination Event, with Party B as the sole Affected Party, if all Indenture Collateral is liquidated and the proceeds thereof distributed following an Event of Default that has resulted in the principal of all the Notes being declared to be immediately due and payable.

(ii)	It shall also be an Additional Termination Event if (i) the Indenture Trustee receives direction (a “Redemption Notice”) for an optional redemption, in whole, of the Notes under Article 10 of the Indenture (a “Redemption Termination”) and (ii) there remains no more than 5 Business Days prior to the proposed Redemption Date. In the case of a Redemption Termination, both Party A and Party B shall have the right to cause a termination of this Agreement and, for purposes of Section 6(e)(ii) of this Agreement, Party B shall be the sole Affected Party. Following notification from the Indenture Trustee that it has received a Redemption Notice, Party A shall provide the Indenture Trustee from time to time, upon request, with good faith estimates of the amount that would be payable under Section 6(e)(ii) in the event of such Redemption Termination. Any termination payment payable in respect of such Additional Termination Event shall be paid on the relevant Redemption Date.

(iii)

(I) It shall also be an Additional Termination Event, with Party A the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating that does not satisfy the Required Hedge Counterparty Rating (but is at least “BBB-” or

“A-3” (if applicable) by S&P or S&P or Moody’s withdraws its ratings and none of the following events has occurred:

(A)	within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, transfers this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition;

(B)	within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, collateralizes its Exposure to Party B pursuant to an ISDA Credit Support Annex, subject to satisfaction of the Rating Agency Condition, as applicable; provided that such ISDA Credit Support Annex shall be made a Credit Support Document for Party A pursuant to an amendment of this Agreement in a form acceptable to the Indenture Trustee;

(C)	within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, the obligations of Party A or such replacement counterparty, as the case may be, under this Agreement are guaranteed by a person or entity that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition; or

(D)	within 30 days of such failure to satisfy the Required Hedge Counterparty Rating, Party A or such replacement counterparty, as the case may be, takes such other steps, if any, to enable the Issuer to satisfy the Rating Agency Condition.

(II) It shall also be an Additional Termination Event, with Party A as the sole Affected Party (except as expressly provided herein) if Party A, a replacement counterparty, or a person or an entity that guarantees the obligations of Party A or a replacement counterparty, as the case may be, has a rating of less than “BBB-” or “A-3” (if applicable) by S&P and within 7 days thereafter, Party A or such replacement counterparty, as the case may be, while collateralizing its Exposure to Party B, fails to transfers this Agreement, in whole, but not in part, to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

Upon downgrade of Party A below the Required Hedge Counterparty Rating or below “BBB-” or “A-3”, or if S&P or

Moody’s withdraws its ratings for any reason, Party A will promptly give notice of the circumstances to Party B and to the rating agencies that at the time are providing ratings for the Notes and Certificates.

Party B shall be entitled to (A)(1) in case of an Additional Termination Event described in Part 5(n)(iii)(I), designate a date that is not earlier than the expiration of the 30 day period referred to in Part 5(n)(iii)(I) as an Early Termination Date in respect of all transactions under this Agreement by giving notice to Party A at least 10 days prior to the date so designated (which notice may be given prior to the expiration of such 30 day period) and (2) in case of an Additional Termination Event described in this Part 5(n)(iii)(II), immediately designate an Early Termination Date, in respect of all transactions under this Agreement by giving notice to Party A and (B) no later than the respective dates specified in clause (A)(1) and (A)(2), transfer the rights and obligations of Party A hereunder to a counterparty that satisfies the Required Hedge Counterparty Rating, subject to satisfaction of the Rating Agency Condition.

In connection with a transfer of this Agreement as described in this Part 5(n)(iii), Party A shall, at its sole cost and expense, use commercially reasonable efforts to seek a replacement counterparty and Party A shall reimburse Party B for (I) commercially reasonable fees and expenses incurred in connection with any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(n)(iii)(I) above (whether or not they are completed within the 30 day period) and, if applicable, with the negotiation and documentation of a replacement hedge agreement and (II) the fees and expenses, if any, incurred in connection with any of the alternative actions contemplated in paragraphs (A), (B), (C) and (D) of Part 5(n)(iii)(I) above (whether or not they are completed within the 30 day period) and, if applicable, with the negotiation and documentation of a replacement hedge agreement that is not covered by subclause (I) for so long as Party A shall have consented to such fees and expenses prior to their incurrence by Party B, with Party’s A consent not to be unreasonably withheld or delayed.

As used herein, “Required Hedge Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, financial program rating or other similar rating (as the case may be, the “Long-Term rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by

Moody’s is not on negative credit watch by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s and (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P.

For the purposes of determining the Settlement Amount with respect to the designation of an Early Termination Date arising from the Additional Termination Event specified in Party 5(n)(iii), both Party A and Party B shall be Affected Parties. If the Settlement Amount calculated pursuant to this subclause (iii) is an amount owing by Party B to Party A, then such payment shall be a Swap Termination Payment payable by Party B to Party A in accordance with the priority of payments described in the Indenture; provided, however, that (a) if Party A does not after the exercise of commercially reasonable efforts cause any of the conditions specified in Part 5(n)(iii)(I)(A) to (D) to be satisfied, Party B shall use commercially reasonable efforts to enter into a replacement Transaction(s) with a counterparty acceptable to the Rating Agencies, in respect of the Affected Transaction(s) relating to the Additional Termination Event; and (b) where multiple quotations are available such replacement Transaction(s) shall be entered into based on the quoted price(s) that would result in the largest payment made to Party B by the replacement counterparty (it being understood that Party A may be permitted to actively solicit and obtain such quotations on behalf of Party B); and (c) to the extent that payments (“Replacement Payments”) are received from a replacement counterparty by Party B as a result of entering into such replacement Transaction(s), then Party A shall have first priority as to such Replacement Payments versus all other creditors of Party B and Party B shall pay from the Replacement Payments received the lesser of (x) the Replacement Payments so received and (y) the Swap Termination Payment to the extent not already paid by Party B over to Party A immediately upon receipt.

As used herein, “Exposure” means, as of any date of determination, the amount, if any, that would be payable to Party B by Party A under this Agreement if an Early Termination Date were to occur as of such date of determination as a result of a Termination Event, Party A were the sole Affected Party, all Transactions were terminated in connection with such Early Termination Date and (solely for purposes of determining Exposure) the amount of such payment were calculated using Market Quotation.

(iv)	It shall be an Additional Termination Event, with Party B as the sole Affected Party, if the Indenture is amended or modified in a manner that materially and adversely affects Party A’s interests, without the prior consent of Party A, where such consent is required under the terms of the Indenture.

For any Additional Termination Event, the date that Party A or Party B, as the case may be, specifies in its notice of its election to terminate shall be the Early Termination Date for the Transactions; provided, that solely in the case of an Additional Termination Event described in subclause (ii) above, the Early Termination Date shall be no earlier than the 3rd Business Day preceding the Redemption Date and no later than the Redemption Date.

(o) Indemnifiable Tax. The definition of “Indemnifiable Tax” in Section 14 is hereby amended by adding the following sentence at the end thereof:

Notwithstanding the foregoing, “Indemnifiable Tax” also means any Tax imposed in respect of a payment under this Agreement by reason of a Change in Tax Law by a government or taxing authority of a Relevant Jurisdiction of the party making such payment, unless the other party is incorporated, organized, managed and controlled, or considered to have its seat in such jurisdiction, or is acting for purposes of this Agreement through a branch or office located in such jurisdiction.

(p) Limited Recourse; Non-petition. Party A agrees that the obligations of Party B hereunder are limited recourse obligations payable solely from the Indenture Collateral, and due to the extent funds are available for the payment thereof in accordance with the priority of payments described in Article VIII of the Indenture, all outstanding obligations of Party B hereunder shall be extinguished. Party A agrees that it will not, prior to the date which is at least one year and one day or, if longer, the then applicable preference period following the payment in full of all the Notes issued pursuant to the Indenture and the expiration of all applicable preference periods under Title 11 of the United States Code or other applicable law relating to any such payment, acquiesce, petition or otherwise invoke or cause Party B to invoke the process of any governmental authority for the purpose of commencing or sustaining a case (whether voluntary or involuntary) against Party B under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Party B or any substantial part of its property or ordering the winding-up or liquidation of the affairs of Party B. Nothing contained herein shall prohibit Party A from submitting a claim, or proof of claim, in any proceeding or process instituted by or against Party B by any person other than Party A or its Affiliates. Party A and Party B agree that this Part 5(p) shall survive the termination of this Agreement for any reason whatsoever.

(q) Acknowledgement of Pledge of Collateral. Party A acknowledges Party B’s pledge of its assets under the Indenture and understands that the proceeds of such assets will be applied, including to payments hereunder, only in the order set forth in the Indenture.

(r) Replacement Counterparty. Following a failure to satisfy the Required Hedge Counterparty Rating in accordance with Part 5(n)(iii)(I), Party A will take one of the alternative actions contemplated in paragraphs (A), (B) and (C) of Part 5(n)(iii)(I) above.

(s) Confirmations. Transactions shall be promptly confirmed by the parties by Confirmations exchanged by mail, telex, facsimile or other electronic means. Where a Transaction is confirmed by means of an electronic messaging system that the parties have elected to use to confirm such Transaction (i) such confirmation will constitute a “Confirmation” as referred to in this Agreement even where not so specified in the confirmation and (ii) such Confirmation will supplement, form part of, and be subject to this Agreement and all provisions in this Agreement will govern the Confirmation except as modified therein.

(t) Tax Documentation. Section 4(a)(iii) of the Agreement is hereby amended by adding prior to the existing text:

“upon the earlier of learning that any such form or document is required or”

(u) Inconsistency-Trade Call. In the event of any inconsistency between a telephone conversation, including a trade call and a Confirmation signed by both parties, the Confirmation shall govern.

(v) Condition Precedent. The condition precedent in Section 2(a)(iii)(1) does not apply to a payment and delivery owing by a party if the other party shall have satisfied in full all its payment or delivery obligations under Section 2(a)(i) and shall at the relevant time have no future payment or delivery obligations, whether absolute or contingent, under Section 2(a)(i).

(w) Definitions. This Agreement shall be subject to the 2000 Definitions (the “2000 Definitions”) as published by the International Swaps and Derivatives Association Inc. The provisions of the 2000 Definitions are incorporated by reference in and shall be deemed a part of this Agreement, except that all references in the 2000 Definitions to a “Swap Transaction” shall be deemed references to a “Transaction” for the purposes of this Agreement. Capitalized terms used and not otherwise defined herein (or in the 2000 Definitions) shall have the respective meanings ascribed to such terms in the Sale and Servicing Agreement referred to in Part 5(k), except that for purposes hereof “Indenture Collateral” shall have the meaning ascribed to the term “Collateral” in the Indenture. If in relation to any Transaction there is any inconsistency between the 2000 Definitions, this Agreement, the Indenture, any Confirmation and any other definitions published by ISDA that are incorporated into any Confirmation, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) such Confirmation (without reference to any definitions or provisions incorporated therein); (ii) the Indenture; (iii) this Agreement; (iv) such other definitions; and (v) the 2000 Definitions.

(x) Amendments. Section 9(b) is hereby amended as follows:

(i)	by inserting the following phrase immediately prior to the period at the end of the sentence: “and the Rating Agency Condition is satisfied”; and

(ii)	by adding the following text thereto immediately following the first sentence: “Amendments to this Agreement or the Schedule may not be effected in a Confirmation.”

(z) It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank Trust National Association, not individually or personally but solely as Owner Trustee of Party B, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of Party B is made and intended not as personal representations, undertakings and agreements by U.S. Bank Trust National Association but is made and intended for the purpose of binding only Party B, (iii) nothing herein contained shall be construed as creating any liability on U.S. Bank Trust National Association, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming, by through or under the parties hereto and (iv) under no circumstances shall U.S. Bank Trust National Association be personally liable for the payment of any indebtedness or expenses of Party B or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by Party B under this Agreement or any other related documents.

IN WITNESS WHEREOF, the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

SWISS RE FINANCIAL
PRODUCTS CORPORATION

By:
Name:
Title:
Date:

ACCREDITED MORTGAGE
LOAN TRUST 2005-3

By: U.S. Bank Trust National Association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement.

By:
Name:
Title:
Date: